POWER OF ATTORNEY

The undersigned, David O. Beim, Ronald W. Forbes, Dr. Matina Horner, Rodney D. Johnson, Herbert I. London, Cynthia A. Montgomery, Joseph P. Platt, Jr., Robert C. Robb, Jr.,
Toby Rosenblatt, Kenneth L. Urish, Frederick W. Winter, Richard S. Davis and Henry Gabbay, Trustees of each of the registered investment companies listed in Appendix A hereto (except as noted therein), hereby authorize Howard Surloff, Denis R. Molleur, Anne F. Ackerley, Neal J. Andrews, Edward Baer, Jeffrey Holland, Brian Schmidt, Jay Fife,
Brendan Kyne, Simon Mendelson, Richard Hoerner, Christopher Stavrakos and Janey Ahn, or any of them, as attorney-in-fact, to sign on his or her behalf in the capacities indicated, the Registration Statement on Form N-1A filed for such registered investment company, or any amendment thereto (including any pre-effective or post-effective amendments) for or on behalf of each registered investment company listed in Appendix A or any current or future series thereof, and to file the same, with all exhibits thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their, his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

 Except as otherwise specifically provided herein, the power of attorney granted herein shall not in any manner revoke in whole or in part any power of attorney that the undersigned has previously executed.  This Power of Attorney shall not be revoked by any subsequent power of attorney the undersigned may execute, unless such subsequent power of attorney specifically refers to this power of attorney or specifically states that the instrument is intended to revoke all prior general powers of attorney or all prior powers of attorney.

 Anything to the contrary herein notwithstanding, this Power of Attorney DOES NOT grant the attorneys-in-fact/agents authority to spend the undersigned’s money or sell or dispose of the undersigned’s property.

 CAUTION TO THE PRINCIPAL:  Your Power of Attorney is an important document.  As the “principal,” you give the person whom you choose (your “agent”) authority to spend your money and sell or dispose of your property during your lifetime without telling you.  You do not lose your authority to act even though you have given your agent similar authority.

 When your agent exercises this authority, he or she must act according to any instructions you have provided or, where there are no specific instructions, in your best interest.
“Important Information for the Agent” at the end of this document describes your agent’s responsibilities.

 Your agent can act on your behalf only after signing the Power of Attorney before a notary public.

 You can request information from your agent at any time.  If you are revoking a prior Power of Attorney by executing this Power of Attorney, you should provide written notice of the revocation to your prior agent(s) and to the financial institutions where your accounts are located.

 You can revoke or terminate your Power of Attorney at any time for any reason as long as you are of sound mind.  If you are no longer of sound mind, a court can remove an agent for acting improperly.

                 Your agent cannot make health care decisions for you. You may execute a “Health Care Proxy” to do this.

       The law governing Powers of Attorney is contained in the New York General Obligations Law, Article 5, Title 15.  This law is available at a law library, or online through the
                 New York State Senate or Assembly websites, www.senate.state.ny.us or www.assembly.state.ny.us.

       If there is anything about this document that you do not understand, you should ask a lawyer of your own choosing to explain it to you.

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NY1 7162602v.3

 SIGNATURE AND ACKNOWLEDGMENT:

IN WITNESS WHEREOF, I have hereunto signed my name on this 1st day of December, 2009.

    Signature
Title
Signature
Title

/s/ David O. Beim	Trustee	/s/ Robert C. Robb, Jr.	Trustee

 David O. Beim

Robert C. Robb, Jr.

 /s/ Ronald W. Forbes
Trustee
/s/ Toby Rosenblatt
Trustee

Ronald W. Forbes		Toby Rosenblatt

 /s/ Dr. Matina Horner
Trustee
/s/ Kenneth L. Urish
Trustee

Dr. Matina Horner		Kenneth L. Urish

 /s/ Rodney D. Johnson
Trustee
/s/ Frederick W. Winter
Trustee

 Rodney D. Johnson
Frederick W. Winter

 Herbert I. London
Trustee
Richard S. Davis
Trustee

 /s/ Cynthia A. Montgomery
Trustee
/s/ Henry Gabbay
Trustee

 Cynthia A. Montgomery
Henry Gabbay

 /s/ Joseph P. Platt, Jr.
Trustee

Joseph P. Platt, Jr.

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 I have read the foregoing Power of Attorney, I am the person identified therein as agent for the principal named therein.

/s/ Edward Baer                                           December 1, 2009

Edward Baer

ACKNOWLEDGEMENT:

STATE OF NEW YORK
COUNTY OF NEW YORK

On this 1st day of December 2009, before me, the undersigned notary public, personally appeared Edward Baer, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

/s/ Stephen M. Hart
   Notary Public

My Commission Expires: 5/21/2011

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Appendix A

 BlackRock Funds III

         LifePath® Retirement Portfolio

 LifePath 2020 Portfolio®

 LifePath 2030 Portfolio®

 LifePath 2040 Portfolio®

 LifePath® 2050 Portfolio

         BlackRock Cash Funds: Institutional

         BlackRock Cash Funds: Prime

         BlackRock Cash Funds: Government

         BlackRock Cash Funds: Treasury

         BlackRock Bond Index Fund

         BlackRock S&P 500 Stock Fund

         BlackRock Core Alpha Bond Fund

 Master Investment Portfolio

        Institutional Money Market Master Portfolio

        Prime Money Market Master Portfolio

        Government Money Market Master Portfolio

       Treasury Money Market Master Portfolio     ACTIVE STOCK MASTER PORTFOLIO  COREALPHA BOND MASTER PORTFOLIO

Active Stock Master Portfolio
CoreAlpha Bond Master Portfolio
Bond Index Master Portfolio
S&P 500 Stock Master Portfolio
LifePath® Retirement Master Portfolio
LifePath 2020 Master Portfolio®
LifePath 2030 Master Portfolio®
LifePath 2040 Master Portfolio®
LifePath® 2050 Master Portfolio

NY1 7162602v.3